Exhibit 99.2

MEDIACROSSING INC.

CONDENSED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2021 AND DECEMBER 31, 2020

AND FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2021 AND 2020

MEDIACROSSING INC. CONTENTS

Condensed Financial Statements (Unaudited)

Condensed Balance Sheets	3-4
Condensed Statements of Operations	5
Condensed Statements of Changes in Stockholders’ Equity	6
Condensed Statements of Cash Flows	7-8

Notes to Condensed Financial Statements	9-26

MEDIACROSSING INC. CONDENSED BALANCE SHEETS SEPTEMBER 30, 2021 AND DECEMBER 31, 2020

	September 30, 2021	December 31, 2020
	(Unaudited)	(Audited)
Assets

Current Assets
Cash and cash equivalents	$2,127,913	$2,918,707
Accounts receivable	1,346,021	2,392,617
Media rebates receivable	147,935	722,396
Prepaid expenses and other current assets	727,456	152,151

Total Current Assets	4,349,325	6,185,871

Property and Equipment, Net	34,691	56,674

Operating Lease Right-of-Use Assets, Net	1,183,815	1,320,934

Other Assets
Deferred Tax Asset, Net	800,022	1,636,292
Restricted Cash	262,500	262,500
Security Deposits	62,374	62,374
Other Asset	4,955	--

Total Other Assets	1,129,851	1,961,166

Total Assets	$6,697,682	$9,524,645

The accompanying notes are an integral part of these condensed financial statements

MEDIACROSSING INC. CONDENSED BALANCE SHEETS (CONTINUED) SEPTEMBER 30, 2021 AND DECEMBER 31, 2020

	September 30, 2021	December 31, 2020
	(Unaudited)	(Audited)

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$1,201,044	$1,956,820
Accrued expenses	891,173	589,005
Advance billings	1,046,066	930,943
Media rebate funding agreement liability	94,917	456,827
Current portion of U.S. Small Business Administration Paycheck Protection Program loan	34,893	264,325
Current portion of operating lease liabilities	198,043	184,625

Total Current Liabilities	3,466,136	4,382,545

Long-term Liabilities
U.S. Small Business Administration Paycheck Protection Program loan, less current portion	438,902	217,000
Operating lease liabilities	1,111,199	1,261,252

Total Long-term Liabilities	1,550,101	1,478,252

Total Liabilities	5,016,237	5,860,797

Stockholders’ Equity
Series A Convertible Preferred Stock, $.0001 par value, 47,127 shares authorized, issued and outstanding; accumulated undeclared and unpaid dividends $3,738,453 in 2021 and $3,383,869 in 2020; liquidation preference $11,618,087	5	5
Series A-1 Convertible Preferred Stock, $.0001 par value, 53,312 shares authorized, issued and outstanding; accumulated undeclared and unpaid dividends of $746,853 in 2021 and $669,146 in 2020 liquidation preference $2,473,683	5	5
Series A-2 Convertible Preferred Stock, $.0001 par value, 8,488,329 shares authorized, issued and outstanding; accumulated undeclared and unpaid dividends of $210,224 in 2021 and $185,460 in 2020 liquidation preference $760,225	849	849
Voting common stock, $.0001 par value, 22,115,392 authorized; 6,000 shares issued and outstanding	1	1
Non-voting common stock, $.0001 par value, 12,000,000 authorized; 84,917 shares issued and outstanding	8	8
Additional paid-in capital	10,260,570	10,224,642
Accumulated deficit	(8,579,993)	(6,561,662)

Total Stockholders’ Equity	1,681,445	3,663,848

Total Liabilities and Stockholders’ Equity	$6,697,682	$9,524,645

The accompanying notes are an integral part of these condensed financial statements

MEDIACROSSING INC. CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED) FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

	2021	2020

Net Revenue	$2,210,176	$3,790,790

Operating Expenses
Cost of services	903,026	1,092,242
Employee compensation and benefits	1,809,360	1,782,623
Business development and marketing	499,359	668,485
Selling, general and administrative	639,313	906,994

Total Operating Expenses	3,851,058	4,450,344

Loss from Operations	(1,640,882)	(659,554)

Other Income
Gain on Extinguishment U.S. Small Business Administration Paycheck Protection Program loan	481,325	--
Interest Income	247	10,638

Total Other Income	481,572	10,638

Loss before Income Tax Benefit	(1,159,310)	(648,916)

Income Tax (Expense) Benefit	(859,021)	162,293

Net Loss	$(2,018,331)	$(486,623)

The accompanying notes are an integral part of these condensed financial statements

MEDIACROSSING INC. CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED) FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

	Series A Convertible Preferred Stock		Series A-1 Convertible Preferred Stock		Series A-2 Convertible Preferred Stock		Voting Common Stock		Non-Voting Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance - December 31, 2019	47,127	$5	53,312	$5	8,488,329	$849	6,000	$1	84,917	$8	$10,173,291	$(5,738,716)	$4,435,443

Stock-based compensation expense	--	--	--	--	--	--	--	--	--	--	38,514	--	38,514

Net loss	--	--	--	--	--	--	--	--	--	--	--	(486,623)	(486,623)

Balance - September 30, 2020	47,127	$5	53,312	$5	8,488,329	$849	6,000	$1	84,917	$8	$10,211,805	$(6,225,339)	$3,987,334

Balance - December 31, 2020	47,127	$5	53,312	$5	8,488,329	$849	6,000	$1	84,917	$8	$10,224,642	$(6,561,662)	$3,663,848

Stock-based compensation expense	--	--	--	--	--	--	--	--	--	--	35,928	--	35,928

Net loss	--	--	--	--	--	--	--	--	--	--	--	(2,018,331)	(2,018,331)

Balance - September 30, 2021	47,127	$5	53,312	$5	8,488,329	$849	6,000	$1	84,917	$8	$10,260,570	$(8,579,993)	$1,681,445

The accompanying notes are an integral part of these condensed financial statements

MEDIACROSSING INC. CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED) FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

	2021	2020

Cash Flows from Operating Activities
Net loss	$(2,018,331)	$(486,623)
Adjustment to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	21,984	28,397
Stock-based compensation	35,928	38,514
Deferred tax expense (benefit)	836,269	(186,786)
Gain on extinguishment Paycheck Protection Plan loan	(481,325)	--
Changes in operating assets and liabilities
Accounts receivable	1,046,596	3,104,809
Media rebates receivable	574,461	(999,495)
Prepaid expenses and other current assets	(575,305)	903,629
Other asset	(4,955)
Operating lease right-of-use assets and lease liabilities	484	21,395
Accounts payable	(755,776)	(1,441,807)
Accrued expenses	302,168	(1,204,091)
Advance billings	115,123	(171,596)
Income taxes payable	--	(35,706)
Media rebate funding agreement liability	(361,910)	631,399

Net Cash (Used in) Provided by Operating Activities	(1,264,589)	202,039

Cash Flows Used in Investing Activities
Purchases of property and equipment	--	(8,469)

Cash Flows Provided by Financing Activities
Proceeds from Paycheck Protection Plan loan	473,795	481,325

Net Change in Cash, Restricted Cash and Cash Equivalents	(790,794)	674,895

Cash, Restricted Cash, and Cash Equivalents - December 31	3,181,207	3,676,966

Cash, Restricted Cash and Cash Equivalents - September 30	$2,390,413	$4,351,861

The accompanying notes are an integral part of these condensed financial statements

MEDIACROSSING INC. CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED) (CONTINUED) FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

	2021	2020

Reconciliation of Cash, Restricted Cash, and Cash Equivalents
Cash and Cash Equivalents	$2,127,913	$4,351,861
Restricted Cash	262,500	--
Total Cash, Restricted Cash and Cash Equivalents	$2,390,413	$4,351,861

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$48,760	$71,626

The accompanying notes are an integral part of these condensed financial statements

MEDIACROSSING INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 – NATURE OF BUSINESS AND LIQUIDITY

MediaCrossing Inc. (the “Company”) is an independent advertising agency that primarily plans, executes, measures, analyzes, and optimizes media campaigns on behalf of marketers and agency clients. The Company utilizes a series of ad-tech platforms that provide trading, data, analysis, and reporting for client campaigns. The Company was founded in 2012 and is headquartered in Stamford, CT.

LIQUIDITY

The Company has incurred net losses since 2020 primarily related to the impact of COVID-19 on the Company’s business and customers (see Note 10).  The net losses for the nine months ended September 30, 2021 and 2020 were $2,018,331and $486,623, respectively.  In addition, the Company had an accumulated deficit of $8,579,993 and $6,561,662 at September 30, 2021 and December 31, 2020, respectively. The Company expects to generate operating losses for the foreseeable future and is dependent upon financing arrangements (see Note 8) or a merger or acquisition transaction (see Note 10) to provide additional capital to finance its operations.  This creates substantial doubt on the Company’s ability to continue as a going concern.

The accompanying condensed financial statements do not include any adjustments to reflect possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP to be included in full year consolidated financial statements. In the opinion of management, all adjustments considered necessary for a fair statement of the results for the periods presented have been included and are of a normal recurring nature. The December 31,2020 Condensed Consolidated Balance Sheet data was derived from audited financial statements, but does not include all disclosures required by U.S. GAAP. These interim condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2020.

MEDIACROSSING INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Standards

In August 2020, Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis. The Company does not believe there will be a material impact as a result of the adoption of this pronouncement.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that that affect the amounts of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual results could vary from these estimates. On an ongoing basis, management reviews estimates based upon information that is currently available. Changes in facts and circumstances may result in revised estimates, and any adjustment could be significant.

CASH, RESTRICTED CASH AND CASH EQUIVALENTS

The Company considers all short-term, highly liquid investments, with an original maturity of three months or less, to be cash equivalents. The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company had amounts on deposit in excess of federally insured limits in accounts with one financial institution. The Company has not experienced any losses in these accounts and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

The Company’s restricted cash account is collateral for credit card line with a financial institution.

MEDIACROSSING INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ACCOUNTS RECEIVABLE

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company records a provision for doubtful accounts based on historical experience and a detailed assessment of collectability of its accounts receivable. In estimating, the allowance for doubtful accounts, management considers, among other factors, the aging of the accounts receivable and the creditworthiness of each customer. If there is an  unexpected material adverse change in a customer’s ability to meet its financial obligations, the Company’s estimate of the recoverability of the amounts due could be reduced by a material amount. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. During the nine months ended September 30, 2020, the Company wrote off $209,526 of receivables from one customer as a result of impact of COVID-19 on customer’s operations. The Company has determined all amounts outstanding were collectible and has not recorded an allowance for doubtful accounts at September 30, 2021 and December 30, 2020.

MEDIA REBATE RECEIVABLE

Media rebates receivable represents balance of cash payment advanced to a customer that is owed to the Company. The Company, along with its transaction partners, advanced $1,500,000 to a customer in February 2020. The advance is repayable to the Company through each of the customer’s subsequent purchase of media advertising. Under the terms and conditions of the agreement, the customer is charged a fixed fee on each media purchase which is applied to the outstanding principal advanced, plus a fixed rate of return. The return is recorded in Net Revenue. The Company expects to collect the outstanding balance in 2021 and has not recorded an allowance.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets which range from 3 to 5 years except for leasehold improvements which are amortized over the lesser of the estimated useful lives of the assets or the term of the lease.

Maintenance and repairs are charged to expense as incurred. Improvements and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the balance sheet and any resulting gain or loss is reflected in operations in the period realized.

MEDIACROSSING INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LONG-LIVED ASSETS

Long-lived assets consist of property and equipment and domain name. The Company periodically reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be impaired or the estimated useful lives are no longer appropriate. If indicators of impairment exist and the undiscounted projected cash flows associated with such asset are less than the carrying amount of the asset, an impairment loss is recorded to write the asset down to its estimated fair value.

ADVANCE BILLINGS

Advance billings represent billings to customers prior to satisfying the contracted performance obligation. The billings are in accordance with the terms of the client contracts and include both the cost of media and the agency commissions.

MEDIA REBATE FUNDING AGREEMENT LIABILITY

The media rebate funding agreement liability represents a payable to the Company’s transaction partners related to the media rebate advanced to a customer in February 2020. The Company has partners that provided a portion of funding advanced to the customer and, accordingly, has sequential liability with its partners. As the Company is repaid the media rebate advanced through each subsequent media purchase with the customer, they in turn repay the partners for their share on a pro-rata basis. The Company expects to fully collect the outstanding media rebate advance and to subsequently repay its transaction partners in 2021.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with FASB Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The    Company recognizes revenue when control of the promised good or service is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for the goods or services. See Note 3 herein for further information.

COST OF SERVICES

Cost of services sold consists primarily of staffing costs of the Company’s delivery group that sets up, initiates and monitors client contracted advertising campaigns.

MEDIACROSSING INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION

The Company issues stock-based compensation awards and measures and recognizes the cost of employee services received in exchange for an award of equity instruments. The Company uses the Black-Scholes Merton option pricing model to determine the fair value of equity granted. The determination of the fair value of share-based payment awards utilizing Black- Scholes Merton model is affected by stock price and a number of assumptions, including volatility, expected term, risk-free interest rate and expected dividends.

Stock-based compensation cost is measured at the grant date, based on the fair value of the award, and recognized as an expense on a straight-line basis over the requisite service period. The Company elected to account for its graded vesting options on a straight-line basis over the requisite service period for the entire award. The Company recognizes the effect of awards for which the requisite service is not rendered when the award is forfeited.

LEASES

The Company accounts for leases in accordance with FASB ASC Topic 842, Leases (“ASC 842”). As such, the Company has recognized a right-of-use asset and a corresponding lease liability on the balance sheet for all leases with a term of more than twelve months. The Company has adopted the practical expedient and elected not to recognize right-of-use assets and liabilities for leases with a term of 12 months or less. See Note 9 herein for further information.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities at currently enacted tax rates. These temporary differences primarily relate to net operating loss carryforwards available to offset future taxable income. Valuation allowances are established, if necessary, to reduce a deferred tax asset to the amount that will more likely than not be realized.

The Company recognizes tax liabilities from an uncertain tax position only if it is more likely than not that the tax position will not be sustained upon examination by the taxing authorities, based on the technical merits of the tax position. There are no uncertain tax positions that have been recognized in the accompanying financial statements. The Company is required to file tax returns in the U.S. federal jurisdiction and various states. The Company’s policy is to recognize interest and penalties related to uncertain tax benefits (if any) in operating expenses. No such interest and penalties have been accrued as of September 30, 2021 and  December 31, 2020.

MEDIACROSSING INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3 – REVENUE RECOGNITION

The Company’s revenue recognition policies are established in accordance with ASC 606, and accordingly, recognizes revenue when control of the promised good or service is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for the goods or services.

Upon adoption of ASC 606, accounting policies were changed to require recognizing revenue net of amount retained, recognizing trade credits in net revenue, and recognizing referral fees at the time of revenue recognition.

The primary source of the Company’s revenue is from agency arrangements in the form of fees or commissions. The Company buys both digital and traditional media. Digital media includes display, video, social, search, and mobile. Traditional media includes radio, print and television. The media is purchased across a range of platforms through third party vendors. The Company’s obligation under media buying services is to negotiate and purchase advertising media from a third-party media vendor on behalf of a client to execute its media plan. The Company does not obtain control prior to transferring these services to its clients; therefore, the Company acts as agent for media buying services.

Therefore, revenue is recorded equal to the net amount retained for the Company’s fees or commissions, equal to the gross amount billed less the third-party vendor costs. The revenue is recognized at the time of placement of the media advertisement, when there is no further performance obligation, and when collection is reasonably assured. Client invoices are generated either pre-campaign launch, monthly, or at the end of the campaign. For those campaigns that are pre-billed, revenue is deferred until the impressions are delivered. At September 30, 2021 and December 31, 2020, advance billings totaled $1,046,066 and $930,943, respectively.

MEDIACROSSING INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3 – REVENUE RECOGNITION (CONTINUED)

The following is a rollforward of advanced billings during the nine months ended September 30, 2021:

Beginning balance - January 1	$930,943
Advanced billings	8,105,741
Contractual obligations fulfilled	(7,990,618)
Ending balance - September 30	$1,046,066

Advanced billings are expected to be utilized within the next twelve months. In general, customer’s payment terms are net 30.

The Company selectively accepts competitive trade credits as partial payment for media purchases that were issued by other barter media companies. The Company has a services agreement with a third-party to provide “Barter” media to advertisers. The third-party issues trade credits for specific assets in return for certain media services provided by the Company for a combination of cash and a smaller percentage of trade credit. Accordingly, trade credits are considered part of the transaction price and are included in net revenue in accordance with ASC 606. The trade credits were $0 and $351,365 for nine months ended September 30, 2021 and 2020, respectively.

The Company has arrangements with the referral partners to which periodic referral payments are made as percentage of cash gross profit subject to certain adjustments. Referral fees are recognized as expense as revenue is recognized. For nine months ended September 30, 2021 and 2020, the referral fees are $402,343 and $ 573,825, respectively and are recorded in the statement of operations in business development and marketing expense.

The Company’s net revenue is recognized at a point and time and can be disaggregated into two types of media: digital and traditional. The following presents the Company’s disaggregated net revenue for the nine months ended September 30:

	2021	2020

Digital	$1,692,700	$3,398,051
Traditional	517,476	392,739
	$2,210,176	$3,790,790

MEDIACROSSING INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	September 30, 2021	December 31, 2020

Furniture and fixtures	$83,357	$83,357
Computer equipment and hardware	59,146	59,146
Equipment	5,410	5,410
Website development costs	3,325	3,325
Leasehold improvements	20,774	20,774

	172,012	172,012
Accumulated depreciation and amortization	(137,321)	(115,338)

	$34,691	$56,674

For nine months ended September 30, 2021 and 2020, depreciation and amortization expense for property and equipment was $21,983 and $28,397, respectively.

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company has preferred stock, voting common stock and non-voting common stock. The preferred stock has been issued in three tranches—Series A, Series A-1 and Series A-2. The voting common stock can only be held by current employees, consultants or other service providers. The voting common stock immediately converts to non-voting common stock when the service provider is no longer providing services in any capacity to the Company.

The holders of the Series A, A-1 and A-2 preferred stock are entitled to a cumulative dividend at the rate of $10.032, $1.94346 and $.00389, respectively per share, payable in preference and priority to any dividend on common stock (except a common stock dividend payable in shares of common stock).

Each share of preferred stock is convertible at any time, at the option of the shareholder, into voting common stock at the then effective conversion rate for the Series A, A-1 and A-2. All preferred shares are automatically converted into voting common stock immediately prior to the closing of an initial public offering, upon receipt of the Company of a conversion request by a majority of the preferred shareholders, or when a majority of the preferred stock has been converted into voting common stock. When an automatic conversion has occurred, the shares cannot be re-issued.

MEDIACROSSING INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 5 – STOCKHOLDERS’ EQUITY (CONTINUED)

The conversion price is initially set as the original issue price of the series of preferred stock. The conversion price is adjusted when there is an issuance of additional shares of common stock for consideration less than the last preferred stock issuance.

The original issue prices for the Series A, Series A-1 and Series A-2 preferred stock issuances were $167.20, $32.391, and $.064795, respectively. For the Series A-1 and A-2 issuances, the initial preferred shareholders were given the right of first offer to recapitalize the business on a pro-rata ownership basis per the corporate documents. All the major preferred shareholders except one initial shareholder elected to exercise this right. In accordance with the accounting standards in effect at the time of A-1 and A-2 issuances, the Company determined that the preferred stock was an equity instrument and that the economic characteristics and risks were clearly and closely related to the common stock. Therefore, the embedded conversion feature was not required to be bifurcated and recorded as a liability.

In the event of liquidation, the Series A, A-1 and A-2 preferred stockholders are entitled to receive preference in distribution of the assets of the Company. The liquidation preference per share is the amount of the Series A, A-1 and A-2 original issue price of $167.20, $32.391 and $.064795, respectively, plus all unpaid preferred dividends. In certain circumstances the original issue price is adjusted. The assets will be distributed first to the Series A-2 holders then pro rata among the Series A and Series A-1 preferred shareholders. If there are insufficient funds for the holders of preferred stock to receive full amount of their distribution, then the entire assets of the Company can be distributed as permitted by General Corporation Law. After payment to the preferred stockholders, any remaining assets available for distribution will be distributed pro rata to the holders of the preferred stock and common stock in proportion to the number of common shares held by them on an as-converted basis.

Each class of preferred stock is redeemable at any time for cash at the holder’s option on or after seventh anniversary of the original issuance dates for the then effective original issue price plus all unpaid preferred dividends. If a shareholder so elects to redeem shares, a majority of the preferred shareholders acting as a single class must approve the redemption. Delaware law limits the amount of funds that may be deployed for a redemption to an amount not to exceed the Company’s surplus or cause the Company to become insolvent. In the event, the Company cannot make the redemption, in whole or in part, then the share not redeemed will accrue interest at 9 percent per annum and all shareholders shall be required to expand the Board of Directors to have additional members.

The Series A preferred stock is redeemable on or after the seventh anniversary of the original issuance dates ranging from October 9, 2013 through April 30, 2014.

MEDIACROSSING INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 5 – STOCKHOLDERS’ EQUITY (CONTINUED)

The Series A-1 preferred stock is redeemable on or after the seventh anniversary of the original issuance date of July 16, 2014.

The Series A-2 preferred stock is redeemable on or after the seventh anniversary of the original issuance date of May 15, 2015.

Each share of preferred stock is entitled to the number of votes equal to number of common shares on an as-converted basis. Each share of voting common stock is entitled to one vote.

The non-voting common stock has all the same rights and privileges as the voting common stock except for voting rights.

NOTE 6 – 2013 STOCK OPTION AND EQUITY RELATED INCENTIVE PLAN

The Company adopted the 2013 Stock Option and Equity Related Incentive Plan (“2013 Incentive Plan”). In accordance with the 2013 Incentive Plan, options, stock appreciation rights, restricted stock awards or deferred stock awards may be issued to employees, officers, directors, or consultants. The plan is administered by the Board of Directors. Effective April 15, 2015, an aggregate of 2,894,226 shares have been reserved for issuance pursuant to the 2013 Incentive Plan. The 2013 Incentive Plan contained 2,361,250 and 2,171,250 shares outstanding as of September 30, 2021 and December 31, 2020, respectively.

The fair value of each option award under the plan is estimated on the date of the grant using the Black-Scholes Merton option pricing model. The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding. The risk-free interest rate for periods related to the expected life of the options is based on the U.S. Treasury yield curve in effect at the time of the grant. The expected volatility is based on volatilities noted within similar public companies in the same industry. The expected dividend yield assumption is based upon the Company’s current intent to not pay dividends in the future.

Pursuant to the terms of the 2013 Incentive Plan, the options granted are exercisable for a period not more than ten years after the grant date; however, all currently issued options have a vesting period of 4 years.

The exercise price of incentive stock options is to be no less than the fair market value of a share of stock on the date of grant and if the optionee is a 10 percent or more shareholder, such exercise price cannot be less than 110 percent of the fair market value of a share of stock on the date of grant. The Company has issued stock options to various employees with vesting terms and exercise prices determined by the Board of Directors.

MEDIACROSSING INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 6 – 2013 STOCK OPTION AND EQUITY RELATED INCENTIVE PLAN (CONTINUED)

The following table summarizes common stock option activity:

	Options Outstanding	Weighted Average Exercise Price Per Share	Weighted Average Contractual Life (Years)
January 1, 2020	2,396,250	$0.207
Options granted	--	--
Options forfeited	(35,000)	0.390
Options exercised	--	--
September 30, 2020	2,361,250	$0.204	6.35
Exercisable at September 30, 2020	1,874,688
January 1, 2021	2,346,250	$0.203
Options granted	--	--
Options forfeited	(175,000)	0.130
Options exercised	--	--
September 30, 2021	2,171,250	$0.209	4.96
Exercisable at September 30, 2021	1,974,688

For the nine months ended September 30, 2021 and 2020, stock-based compensation expense was $35,928 and $38,514, respectively. The unrecognized compensation expense relating to these options was $37,317 and $75,244 as of September 30, 2021 and December 31, 2020, respectively. As of September 30, 2021, these amounts are expected to be recognized over an average period of approximately one year.

There were no stock appreciation rights, restricted stock awards, and deferred stock awards outstanding and none were granted during 2021 and 2020.

MEDIACROSSING INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 7 – INCOME TAXES

The Company files a tax return in all appropriate jurisdictions. The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, using enacted tax rates in effect in the years in which the differences are expected to reverse. Under the asset and liability method, deferred income tax assets and liabilities are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

The Company follows the provisions of the ASC 740 related to accounting for uncertainty in income taxes. The Company has not recorded a reserve for any tax positions for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. When and if applicable, potential interest and penalty expenses are accrued as incurred and classified in selling, general and administrative expenses in the statements of operations. The Company has no liability for unrecognized tax benefits.

Income tax (expense) benefit consists of the following for nine months ended September 30:

	2021	2020
Current Benefit (Expense)
Federal	$-	$7,753
State	(22,752)	(32,248)
Total Current Benefit (Expense)	(22,752)	(24,495)
Deferred Benefit (Expense)
Federal	327,223	131,803
State	136,507	54,984
Total Deferred Benefit (Expense)	463,730	186,787
Valuation allowance	(1,300,000)	--
Income Tax Benefit (Expense)	$(859,021)	$162,293

The difference between the federal statutory rate and the Company’s effective tax rate is primarily due to state taxes and items not deductible for tax purposes.

MEDIACROSSING INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 7 – INCOME TAXES (CONTINUED)

The Company’s deferred taxes consist of the following:

	September 30, 2021	December 31, 2020
Deferred Tax Assets
Net operating losses	$1,983,982	$1,545,554
Accruals not currently deductible	85,157	69,686
Stock based compensation	46,391	36,560

Deferred Tax Liabilities
Difference in depreciation and amortization method for property and equipment	(15,508)	(15,508)

Less Valuation Allowance	(1,300,000)	--

Deferred Tax Asset, net	$800,022	$1,636,292

The Company performs an annual evaluation of its ability to realize its deferred tax assets based on all available evidence, both positive and negative, including the Company’s operations over the past three years, expected future profitability, historical utilization of credits and carry forward expiration dates. At September 30, 2021, the Company has a valuation allowance recorded against net operating losses. Management believes that it is more likely than not that deferred tax asset will not be realized in its entirety, and therefore, recorded an allowance for a portion of the deferred tax asset.  There is a lack of certainty in the existence of future taxable income of the Company to utilize the net operating losses.  See Note 12 for further discussion.

The Company had various deferred tax assets at September 30, 2021 and December 31, 2020, which were comprised primarily of net operating loss carryforwards. The Company’s federal net operating losses that have been incurred prior to December 31, 2017 will continue to have a 20-year carryforward limitation applied and will need to be evaluated for recoverability in the future. Net operating losses incurred after December 31, 2017 will have an indefinite life, but usage will be limited to 80% of taxable income in any given year. The Company has net operating loss carryforwards of approximately $7,250,504 and $5,648,258 as of September 30, 2021 and December 31, 2020, respectively, available to offset future taxable income, which will begin to expire in 2034.

MEDIACROSSING INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 8 – FINANCING ARRANGEMENTS

LINES OF CREDIT

On November 22, 2019, the Company entered into a line of credit note (“note”) with a financial institution in the original principal amount up to $2,000,000 and certain credit cards and cash management services (“credit card line”) up to an aggregate principal amount of $500,000. The proceeds of the note were intended for general business purposes. The note’s interest rate was at the London interbank offered rate (“LIBOR”) plus 3% per annum and matured on November 30, 2020. Through maturity, interest was payable in consecutive monthly installments on the last day of each month.

The note was collateralized by the Company’s receivables with limitation of up to 80 percent of the eligible balance. There were certain qualifying events that could accelerate maturity of the note including, but not limited to: failure to pay any debt in excess of $50,000; default under the note agreement; loss, theft, or destruction of assets in excess of $150,000 not covered by insurance; bankruptcy, reorganization, or liquidation of the Company; and seizure or garnishment of property in excess of $150,000.

The note had reporting requirements with the financial institution including: a borrowing base certificate and a certified list of accounts receivable aging to be delivered within 15 days after the end of each fiscal quarter and audited financial statements to be delivered within 120 days after the end of the fiscal year.

At November 30, 2020 the note was not renewed. No funds were drawn on the note during its term. The credit card line was amended in November 2020 to an aggregate principal amount up to $250,000. The credit card line is collateralized by cash of $262,500 being held by the financial institution in a money market account. At September 30, 2021 and December 31, 2020 the Company had none outstanding and $29,351 outstanding under the credit card line, respectively, which is included in accounts payable in the condensed balance sheets.

PAYCHECK PROTECTION PROGRAM

On April 15, 2020 and April 21, 2021, the Company entered into loan agreements in the amounts of $481,325  and  $473,795, respectively, with JPMorgan Chase N.A. as part of the Paycheck Protection Program Loan Program (“PPP”) established by the U.S. Small Business Administration (“SBA”) under the Division A, Title I of the Coronavirus Aid, Relief and Economic Security Act of 2020 (the Act). The proceeds of the PPP loans have been used solely for the eligible expenses specified in and established by the PPP, and are eligible for forgiveness after twenty four weeks by the SBA following the date the PPP loans are funded provided certain criteria are met, as defined in the PPP loan agreements and the Act. The SBA has forgiven the loans, including all accrued but unpaid interest, on June 14, 2021 and October 22, 2021, respectively. At September 30, 2021 and December 31, 2020 the Company had $473,795 and $481,325 outstanding under PPP loans, respectively.

MEDIACROSSING INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 9 – COMMITMENTS AND CONTINGENCIES

LEASES

The Company’s leasing policies are established in accordance with ASC 842, and accordingly, recognizes on the balance sheet at the time of lease commencement a right-of- use asset and a lease liability, initially measured at the present value of the lease payments. Right-of-use lease assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. The Company is amortizing the right-of-use assets over the remaining life of the leases. For the nine months ended September 30, 2021 and 2020, amortization expense related to the right-of-use asset was $137,119 and $130,073, respectively.

All right-of-use assets are reviewed for impairment. There was no impairment in 2021 or 2020. As the Company’s implicit rate in its leases is not readily determinable, the Company used the prime rate as published in Wall St. Journal. Lease payments included in the measurement of the lease liability are comprised of noncancellable lease payments.

In addition, the leases contain variable payments for utilities, real estate tax, repairs and maintenance, and other operating expenses. Such amounts are not included in the measurement of the lease liability and are recognized in the period when the facts and circumstances on which the variable lease payments are based upon occur.

The Company has recorded two right to use assets for the Company’s office space. The initial lease commenced March 30, 2017 and amendment was executed December 19, 2018. The amendment increased the rentable square footage and extended the lease term for seven years and eight months after the expansion premises is delivered which was June 20, 2019. The operating lease charges are recorded in selling, general and administrative expense. For the nine months ended September 30, 2021 and 2020, total rent expense was $214,638 and $215,598, respectively.

MEDIACROSSING INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 9 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

LEASES (CONTINUED)

The following table presents future minimum lease payments and reconciliation to the corresponding lease liabilities:

Years ending December 31,
2021(remaining)	$65,772
2022	267,002
2023	274,413
2024	281,824
2025	291,705
Thereafter	340,803
1,521,519
Less present value discount	212,277
Lease liability September 30, 2021	$1,309,242

INDEMNIFICATION AGREEMENTS

The Company has entered into indemnification agreements with directors and officers of the Company that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and officers. No demands have been made upon the Company to provide indemnification under such agreements, and thus there are no claims that the Company is aware of that could have a material effect on the Company’s balance sheets, statements of operations, or cash flows.

MEDIACROSSING INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 10 – RISKS, UNCERTAINTIES, AND CONCENTRATIONS

The Company is subject to those risks common in advertising, media and technology-driven markets, including, but not limited to, competitive forces, dependence on key personnel, customer demand for its solution, management of growth, adaption and compliance with government regulations related to privacy, and the possibility of not being able to obtain additional financing if and when needed.

The COVID-19 pandemic has significantly impacted Company’s business and results of operations in 2021 and 2020, as the pandemic has affected substantially all of the Company’s customers. Certain industry sectors have been affected more immediately and more significantly than others. Clients have cut costs including postponing or reducing marketing expenditures. The Company aligned its cost structure and workforce to address this reduction in revenue. The Company expects that the pandemic will continue to have a significant effect on the ongoing operations and financial position of the Company. These effects of the pandemic have been and may continue to be material.

Customers are considered major customers when revenue exceeds 10 percent of revenue for the period or customer’s receivables balance exceed 10 percent of total accounts receivable.

For nine months ended September 30, 2020, five customers accounted for 97 percent of net revenues, ranging from 10 to 50 percent. Three customer’s receivable balance accounted for 92 percent of total accounts receivable ranging from 15 percent to 53 percent.

For nine months ended September 30, 2021, three customers accounted for 81 percent of net revenues, ranging from 13 to 45 percent. Two customer’s receivable balance accounted for 20 percent and 79 percent of total accounts receivable.

The Company believes it has mitigated its credit risk by monitoring the risk profile of its customers and requiring pre-payment for services in certain circumstances. The loss or significant reduction in orders from the Company’s major customers could have a material adverse effect on the Company.

MEDIACROSSING INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 11 – RETIREMENT PLAN

The Company has established the MediaCrossing Inc. 401(k) Profit Sharing Plan (“Plan”). It is a defined contribution plan under Section 401(k) of the Internal Revenue Code. This Plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis or post tax basis. The Company may make matching contributions to the 401(k) portion of the Plan allocated to eligible participants. For the nine months ended September 30, 2021 and 2020, the Company made matching contribution of $57,234 and $59,794, respectively. The Company may make contributions to the profit sharing portion of the Plan using a discretionary contribution formula to only eligible employees. There were no profit sharing contributions made to the Plan by the Company during 2021 and 2020.

NOTE 12 – SUBSEQUENT EVENTS

The Company has evaluated events occurring subsequent to the date of the financial statements through December 22, 2021, the date the condensed interim financial statements were available to be issued, in determining the accounting for and disclosure of transactions and events that affect these financial statements. Except as described below, the Company did not identify any event that would have required adjust to or disclosure in the financial statements.

On November 30, 2021, the Company executed an asset purchase agreement for the sale of specific Company’s assets and assumption of certain liabilities to Kubient, Inc. (“Transaction”).  The purchase price included $500,000 upfront cash consideration payable at closing and 822,369 shares of the public company’s stock payable in 2023 based upon the ability to meet earnout provisions. Kubient also offered employment with substantially similar salary and benefits to certain employees of the Company.

On November 28, 2021, the Board of Directors approved termination of the MediaCrossing Inc. 401(k) Profit Sharing Plan as a result of the Transaction.

On November 29, 2021, the Company entered into a lease termination and settlement agreement with the landlord as a result of Kubient excluding the lease in the Transaction.  The agreement provided for the termination of the initial right to use assets effective November 30, 2021 and the second right to use asset, from the lease amendment, effective December 31, 2021. In the settlement agreement, the Company forfeited the security deposit; surrendered certain improvements, furnishings, and equipment; and was required to make certain cash payments totaling $264,968.